PRIME PLUS BENEFIT RIDER
--------------------------------------------------------------------------------

This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. If you selected the PRIME Plus Benefit on your contract application at contract issue, the Rider Effective Date is the Issue Date. If you add the PRIME Plus Benefit after the Issue Date, the Rider Effective Date is listed on the Contract Schedule Addendum. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. This rider will terminate and be removed from the Base Contract as indicated in the CONDITIONS FOR TERMINATION OF THIS RIDER section.

--------------------------------------------------------------------------------
The purpose of this rider is to provide a package of optional benefits designed to turn your accumulated retirement assets into a stream of retirement income. The PRIME Plus Benefits are the Enhanced Guaranteed Minimum Income Benefit and the Guaranteed Partial Withdrawal Benefit.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ACRONYMS
--------------------------------------------------------------------------------

Acronyms           Acronyms used in this rider follow.

AIA                Annual Increase Amount

GMIB               Guaranteed Minimum Income Benefit

GPWB               Guaranteed Partial Withdrawal Benefit

PB Value           PRIME Plus Benefit Value

MAV                Maximum Anniversary Value

--------------------------------------------------------------------------------
                        GUARANTEED MINIMUM INCOME BENEFIT
--------------------------------------------------------------------------------

GMIB Benefit       This benefit provides for a guaranteed minimum amount
                   of fixed income in the form of fixed Annuity Payments, called
                   GMIB Payments, during the Annuity Phase. The GMIB does not create Contract Value or guarantee the performance of any variable Investment Options.

GMIB Payments      The GMIB guarantees that Annuity Payments will be equal to the greater of (a) or (b), where:
                   (a) Fixed Traditional Annuity Payments based on Annuity
                       Payment rates declared by us on the Income Date applied to the Adjusted Contract Value; or
                   (b) GMIB Payments based on the guaranteed fixed Annuity
                       Payment rates, as defined in the Annuity Options section of this Rider, applied to the PB Value.

                       Under the GMIB you can take either a Full Annuitization, or before you exercise the GPWB, you can take Partial Annuitization(s) if the PB Value is greater than the Contract Value. Once you exercise the GMIB you cannot elect to terminate GMIB Payments.

                       If you take a Partial Annuitization under the GMIB you cannot:
                       (a) transfer amounts allocated to GMIB Payments
                           back to any portion of the contract that is in the Accumulation Phase;
                       (b) transfer amounts from one Annuity
                           Payment stream to another; and
                       (c) allocate additional PB Value, or Contract Value, to
                           an existing stream of Annuity Payments.

                       We will reduce the Contract Value proportionately by the percentage of PB Value applied to any Partial Annuitization you take.

S40722                               1

--------------------------------------------------------------------------------
                  GUARANTEED MINIMUM INCOME BENEFIT (continued)
--------------------------------------------------------------------------------

Exercising         To begin GMIB Payments, the appropriate form must be received
the GMIB           in good order at our Service Center within 30 days following a Contract Anniversary beginning with the Contract
                   Anniversary following the Waiting Period shown on the Contract Schedule or Contract Schedule Addendum, if applicable.

                   If you exercise the GMIB you can no longer make additional Purchase Payments to any portion of the contract that is in the Annuity Period.

                   If you have not exercised the GMIB, the GMIB will terminate upon the earliest of the following:
                   (a) The termination of the Base Contract.
                   (b) The Business Day before the Income Date that you take a
                       Full Annuitization and request Traditional Annuity Payments.
                   (c) The Business Day the PB Value and the Contract Value are
                       both zero.
                   (d) The death of any Owner unless the deceased Owner's spouse continues the contract as the new Owner.
                   (e) The termination of this rider.

                   If you have us make GMIB Payments, each portion of the contract that you apply to GMIB Payments will terminate upon the earliest of the following:
                   (a) Under a life only Annuity Option, or a joint and last
                       survivor only Annuity Option, the death of the last surviving Annuitant.
                   (b) Under a life with monthly payments guaranteed Annuity
                       Option, or a joint and last survivor with monthly payments guaranteed Annuity Option, the death of the last surviving Annuitant and expiration of the guaranteed period.
                   (c) Under the refund life Annuity Option, the death of the
                       Annuitant and payment of any lump sum refund.
                   (d) Under the Period Certain Annuity Option listed in this
                       Rider, the expiration of the specified period certain.
                   (e) The termination of this rider.
                   (f) The termination of the Base Contract.

--------------------------------------------------------------------------------
                      GUARANTEED PARTIAL WITHDRAWAL BENEFIT
--------------------------------------------------------------------------------

GPWB Benefit       This benefit provides for a guaranteed minimum amount of
                   income in the form of partial withdrawals, called GPWB
                   Payments, during the Accumulation Period. We make GPWB
                   Payments under a [5]% payment option or a [10]% payment option that you select.

GPWB Payments      If you exercise the GPWB each GPWB Payment for the
                   Contract Year is equal to the annual GPWB Payment divided by the number of payments you selected, until the PB Value is less than the GPWB Payment amount. Once the PB Value is less than the GPWB Payment amount you will receive one last GPWB
                   Payment that will be equal to the remaining PB Value.

                   You select the amount of the GPWB Payment subject to the Minimum Initial GPWB Payment and the GPWB Maximum shown on the Contract Schedule.

                   GPWB Payments are non-cumulative. If you elect to receive an annual GPWB Payment that is less than the GPWB Maximum in a given Contract Year, the difference will not carry over to the next Contract Year.

                   You can continue to receive GPWB Payments until the PB Value is exhausted, or the GPWB terminates, even if the Contract Value is zero.


S40722                                2


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--------------------------------------------------------------------------------
                GUARANTEED PARTIAL WITHDRAWAL BENEFIT (continued)
--------------------------------------------------------------------------------

GPWB Payments      Once each Contract Year you can select one or more of the
(continued)        following:
                   (a) change the frequency of the following year's GPWB
                       Payments.
                   (b) change the amount of the following year's GPWB Payments.
                   (c) stop GPWB Payments for the following year.
                   (d) stop GPWB Payments completely and have us make GMIB
                       Payments under a Full Annuitization based on the entire remaining PB Value.
                   (e) stop GPWB Payments completely and take an Excess
                       Withdrawal of the entire Adjusted Contract Value.
                   (f) stop GPWB Payments completely and have us make
                       Traditional Annuity Payments under a Full Annuitization based on the entire Adjusted Contract Value.

                   For options (a) through (c) your requested change must be provided in good order to our Service Center at least 30 days before the Contract Anniversary. The change will be effective on the Contract Anniversary and will remain in effect for the entire following Contract Year. Options (d) through (f) are available at any time and will be effective when your request is received in good order at our Service Center.

                   Excess Withdrawals will not affect the GPWB Payment amount or frequency, but they may decrease the time over which you will receive GPWB Payments.

                   If you request an Excess Withdrawal while receiving GPWB Payments, you can instruct us to stop the GPWB Payments remaining for that Contract Year at the time you request the Excess Withdrawal.

                   GPWB Payments are not subject to withdrawal charges unless you have taken an Excess Withdrawal and exhaust the GPWB Maximum for the Contract Year.

GPWB Step Up       If you take GPWB Payments under the [5]% payment option, on each third Contract Anniversary after you exercise the GPWB and before the older Owner's 91st birthday we will increase the PB Value to be equal to the Contract Value if that amount is greater than the remaining PB Value.

                   If we step up the PB Value the new GPWB Maximum will be equal to the greater of:
                   (a) the GPWB Maximum we previously calculated; or
                   (b) [5%] of the stepped-up PB Value.

                   GPWB step ups are not available if you take GPWB Payments under the [10%] option.

                   GPWB step ups are not available after the older Owner reaches age 91.

Contract Value     Once you exercise the GPWB, the Contract Value decreases
under the GPWB     with each GPWB Payment and any Excess Withdrawals including applicable withdrawal charges. GPWB Payments are deducted proportionately from the Investment Options.

                   The Contract Value continues to be available for withdrawals, Annuity Payments, and payment of the death benefit and it will continue to fluctuate as a result of Investment Option performance. If there is Contract Value remaining after the PB Value reaches zero, you can elect to either:
                   (a) receive a lump sum payment of the remaining Adjusted
                       Contract Value, less any deduction we make for withdrawal charges; or
                   (b) have us make Traditional Annuity Payments based on the remaining Adjusted Contract Value.


S40722                               3

--------------------------------------------------------------------------------
                GUARANTEED PARTIAL WITHDRAWAL BENEFIT (continued)
--------------------------------------------------------------------------------

Exercising         To begin GPWB Payments, the appropriate form must be received
the GPWB           in good order at our Service Center within 30 days following a Contract Anniversary beginning with the Contract
                   Anniversary following the Waiting Period shown on the Contract Schedule or Contract Schedule Addendum, if applicable.

                   If you exercise the GPWB you can no longer make additional Purchase Payments or take Partial Annuitizations.

Conditions for     The GPWB will terminate upon the earliest of the following:
Termination of     (a) The termination of this rider.
the GPWB           (b) The termination of the Base Contract.
                   (c) The Business Day before the Income Date if you take a
                       Full Annuitization.
                   (d) The Business Day you take an Excess Withdrawal of all
                       remaining Contract Value.
                   (e) The Business Day the PB Value and the Contract Value are
                       both zero.
                   (f) The death of any Owner unless the deceased Owner's spouse continues the Base Contract as the new Owner.

--------------------------------------------------------------------------------
                            PRIME PLUS BENEFIT VALUE
--------------------------------------------------------------------------------

PB Value           The PB Value before the date of your death or exercise of the
Calculation        GPWB is equal to either
                   (a) The AIA; or
                   (b) The MAV.

                   If you exercise the GMIB the PB Value is equal to the MAV if it is greater than the AIA. However, if the AIA is greater than the MAV you can decide whether to set the PB Value equal to the AIA or the MAV.

                   If you exercise the GPWB and select the [5]% payment option the PB Value is equal to the greater of the MAV or the AIA. If you exercise the GPWB and select the [10]% payment option the PB Value is equal to the MAV.

                   After you take a GMIB Partial Annuitization the AIA and MAV will decrease, but will continue to be calculated. After you take a GMIB Full Annuitization or exercise the GPWB and establish a PB Value, the AIA and MAV cease to exist. After you exercise the GPWB, only the PB Value will remain and will continue to be calculated.

                   If you exercise the GPWB and elect the [5%] payment option, the PB Value will only increase after you begin receiving GPWB Payments as a result of any step ups. If you exercise the GPWB and elect the [10%] payment option the PB Value will stop increasing on the date you begin receiving GPWB Payments. In addition, if you exercise the GPWB the PB Value will decrease:
                   (a) on a dollar for dollar basis for each withdrawal (GPWB
                       Payments and Excess Withdrawals) taken that does not exceed the GPWB Maximum,
                   (b) proportionately by the percentage of any Contract Value taken as a withdrawal (GPWB Payments and Excess Withdrawals), including any withdrawal charge, for each withdrawal taken that exceeds the GPWB Maximum.

                   If you exercise the GPWB and later take a Full Annuitization the PB Value will decrease to zero.



S40722                               4

--------------------------------------------------------------------------------
                            MAXIMUM ANNIVERSARY VALUE
--------------------------------------------------------------------------------

Maximum            If the Rider Effective Date is the Issue Date, the MAV is
Anniversary Value  equal to the initial Purchase Payment, not including any applicable bonus, received on the Issue Date. If the Rider
                   Effective Date occurs after the Issue Date, the MAV is initially equal to the Contract Value on the Rider Effective
                   Date.

                   On each Business Day other than a Contract Anniversary, the MAV is equal to:
                   (a) its value on the immediately preceding Business Day,
                   (b) plus any additional Purchase Payments, not including any applicable bonus, received that day,
                   (c) reduced proportionately by the percentage of any Contract
                       Value taken as a withdrawal that day, including any withdrawal charge,
                   (d) reduced proportionately by the percentage of any Contract
                       Value applied to Traditional Annuity Payments under a Partial Annuitization that day,
                   (e) reduced by the dollar amount applied to GMIB Payments
                       under a Partial Annuitization based on the MAV taken that day, and
                   (f) reduced proportionately by the percentage of the AIA
                       applied to GMIB Payments under a Partial Annuitization based on the AIA taken that day.

                   On each Contract Anniversary before the older Owner's 81st birthday, the MAV is equal to the greater of its value on the immediately preceding Business Day, or the Contract Value that occurs on that Contract Anniversary before we process any transactions. We then process any transactions we received on that Contract Anniversary (such as additional Purchase Payments, withdrawals, and Partial Annuitizations) in the same way that we do on each Business Day other than a Contract Anniversary.

                   On every Contract Anniversary on or after the older Owner's 81st birthday, we calculate the MAV in the same way that we do on any Business Day other than a Contract Anniversary.

--------------------------------------------------------------------------------
                             ANNUAL INCREASE AMOUNT
--------------------------------------------------------------------------------

Annual Increase    If the Rider Effective Date is the Issue Date, the AIA is
Amount             equal to the initial Purchase Payment, not including any
                   applicable bonus, received on the Issue Date. If the Rider
                   Effective Date occurs after the Issue Date, the AIA is equal to the Contract Value on the Rider Effective Date. If you reset the AIA, on the Reset Anniversary the AIA is equal to the Contract Value on the Reset Anniversary.

                   On each Business Day other than a Contract Anniversary, the AIA is equal to:
                   (a) its value on the immediately preceding Business Day,
                   (b) plus any additional Purchase Payments, not including any applicable bonus, received that day,
                   (c) reduced proportionately by the percentage of any Contract
                       Value taken as a withdrawal that day, including any withdrawal charge,
                   (d) reduced proportionately by the percentage of any Contract
                       Value applied to Traditional Annuity Payments under a Partial Annuitization that day,
                   (e) reduced by the dollar amount applied to GMIB Payments
                       under a Partial Annuitization based on the AIA taken that day, and
                   (f) reduced proportionately by the percentage of the MAV
                       applied to GMIB Payments under a Partial Annuitization based on the MAV taken that day.


S40722                                5

--------------------------------------------------------------------------------
                       ANNUAL INCREASE AMOUNT (continued)
--------------------------------------------------------------------------------

Annual Increase    For each of the first five Contract Anniversaries that occur
Amount (continued) after the later of the Rider Effective Date or Reset
                   Anniversary and before the older Owner's 81st birthday, the AIA is the product of [1.07] times its value on the immediately preceding Business Day. We then process any transactions received on that Contract Anniversary (such as additional Purchase Payments, withdrawals, and Partial
                   Annuitizations) in the same way that we do on each Business
                   Day other than a Contract Anniversary.

                   For each Contract Anniversary after the fifth that occurs after the later of the Rider Effective Date or Reset Anniversary and before the older Owner's 81st birthday, the AIA is the sum of (a) plus (b) where:
                   (a) is the total of all Purchase Payments received on or
                       after the later of the fifth Contract Anniversary or Reset Anniversary, and
                   (b) is the product of [1.07] times the difference of (i)
                       minus (ii) where:
                       (i) is the AIA on the immediately preceding Business Day,
                           and
                       (ii) is the total of all Purchase Payments received on or
                            after the later of the fifth Contract Anniversary or Reset Anniversary.

                   We then process any transactions received on that Contract Anniversary (such as additional Purchase Payments, withdrawals, and Partial Annuitizations) in the same way that we do on each Business Day other than a Contract Anniversary.

                   On every Contract Anniversary on or after the older Owner's 81st birthday, we calculate the AIA in the same way that we do on each Business Day other than a Contract Anniversary.

AIA Cap            The AIA will never be greater than the AIA Cap.

                   If the Rider Effective Date is the Issue Date, the AIA Cap is equal to two times the initial Purchase Payment, not including any applicable bonus, received on the Issue Date. If the Rider Effective Date occurs after the Issue Date, the AIA Cap is equal to two times the Contract Value on the Rider Effective Date. If you reset the AIA, on the Reset Anniversary the AIA Cap is equal to two times the Contract Value on the Reset Anniversary.

                   On each Business Day before the fifth Contract Anniversary, the AIA Cap is equal to:
                   (a) its value on the immediately preceding Business Day,
                   (b) plus two times any additional Purchase Payments, not
                       including any applicable bonus, received that day,
                   (c) reduced proportionately by the percentage of any Contract
                       Value taken as a withdrawal that day, including any withdrawal charge,
                   (d) reduced proportionately by the percentage of any Contract
                       Value applied to Traditional Annuity Payments under a Partial Annuitization that day, and
                   (e) reduced proportionately by the percentage of the PB Value applied to GMIB Payments under a Partial Annuitization that day.

                   Beginning on the fifth Contract Anniversary the AIA Cap will no longer increase, but it will decrease if you take a withdrawal or Partial Annuitization in the same way that it does on each Business Day before the fifth Contract Anniversary.


S40722                                6

--------------------------------------------------------------------------------
                       ANNUAL INCREASE AMOUNT (continued)
--------------------------------------------------------------------------------

AIA Reset          AIA resets are available once per Contract Year before the older Owner's 80th birthday and before you exercise the GPWB.
                   To reset the AIA your request must be received in good order at our Service Center within 30 days following a Contract
                   Anniversary, and the Contract Value on the Reset Anniversary must exceed the AIA on the Reset Anniversary. We will effect the reset on the Reset Anniversary.

                   If the Mortality and Expense Risk Charge for this rider has changed between the Rider Effective Date and the Reset Anniversary, we will change your Mortality and Expense Risk Charge to equal the charge declared by us on the Reset Anniversary. A Contract Schedule Addendum will be sent to you showing the change.

                   If you reset the AIA you must wait to exercise the GMIB or GPWB until after the expiration of the Waiting Period shown on the Contract Schedule, or Contract Schedule Addendum.

                   The AIA reset is not available:
                   (a) if the Contract Value on the Reset Anniversary is less than the AIA,
                   (b) after you exercise the GPWB,
                   (c) after you take a Full Annuitization, or
                   (d) on or after the older Owner's 80th birthday.

--------------------------------------------------------------------------------
                                 ANNUITY OPTIONS
--------------------------------------------------------------------------------

Available Annuity  If the PB Value is the AIA, the fixed Annuity Options that
Options are available upon exercise of the GMIB are Annuity Options 2 and 4, described in the Base Contract, with monthly payments over at least 10 years.

                   If the PB Value is the MAV the fixed Annuity Options that are available upon the exercise of the GMIB are Annuity Options 1 through 5 described in the Base Contract and the Period Certain Annuity Option specified in this rider.

Tables of GMIB     The following tables show the guaranteed amount of the GMIB
Payments           Payment for each $1,000 of PB Value applied under a fixed
                   Annuity Option. The tables are based on an interest rate of [1%] per year and the [1983(a) Individual Mortality Table with mortality improvement projected 32 years using Mortality
                   Projection Scale G]. Guaranteed period rates will be provided upon request for Ages not shown.

--------------------------------------------------------------------------------
         Guaranteed Monthly GMIB Payment Per $1,000 of PB Value
--------------------------------------------------------------------------------
                              Fixed Payouts
--------------------------------------------------------------------------------
--------------- ----------------------------------------------------------------
Age of
Annuitant                                          Option 2
---------- -----------------------------------------------------------------
---------- -------------- --------------- ----------------- ----------------

Nearest
Birthday
When First   Guaranteed      Guaranteed                         Guaranteed
payment      period of 5     period of 10  Guaranteed period   period of 20
is made        years           years          of 15 years         years
---------- --------------- -------------- ----------------- -----------------
---------- -------- ------ ------- ------ --------- ------- -------- --------

                M     F      M       F        M       F         M        F
----------- ------- ------ ------- ------ ------- --------- -------- --------
----------- ------- ------ ------- ------ ------- --------- -------- --------

      30     2.01   1.87    2.00     1.87   2.00    1.87     2.00     1.87
----------- ------- ------ ------- ------ ------- --------- -------- --------
----------- ------- ------ ------- ------ ------- --------- -------- --------

      40     2.34    2.15   2.34     2.15   2.33    2.15     2.32     2.14
----------- ------- ------ ------- ------ ------- --------- -------- --------
----------- ------- ------ ------- ------ ------- --------- -------- --------

      50     2.84    2.56   2.83     2.56   2.81    2.55     2.78     2.54
----------- ------- ------ ------- ------ ------- --------- -------- --------
----------- ------- ------ ------- ------ ------- --------- -------- --------

      60     3.65    3.22   3.62     3.21   3.54    3.18     3.41     3.12
----------- ------- ------ ------- ------ ------- --------- -------- --------
----------- ------- ------ ------- ------ ------- --------- -------- --------

      70     5.09    4.38   4.89     4.30   4.55    4.14     4.11     3.88
----------- ------- ------ ------- ------ ------- --------- -------- --------
----------- ------- ------ ------- ------ ------- --------- -------- --------

      80     7.60    6.61   6.67     6.10   5.53    5.31     4.53     4.47
----------- ------- ------ ------- ------ ------- --------- -------- --------
----------- ------- ------ ------- ------ ------- --------- -------- --------

      90     11.57   10.67   8.27    8.05   5.96    5.93     4.59     4.59
----------- ------- ------ ------- ------ ------- --------- -------- --------


S40722                                  7

--------------------------------------------------------------------
                               Option 3
--------------------------------------------------------------------
--------------------------------------------------------------------
                               Life only
--------------------------------------------------------------------
------------ -------- ------ ------ ------ -------- -------- -------
Female Age     30       40     50     60      70       80      90
------------ -------- ------ ------ ------ -------- -------- -------
------------ -------- ------ ------ ------ -------- -------- -------
 Male Age
------------
------------ -------- ------ ------ ------ -------- -------- -------
    30        1.77     1.88   1.94   1.98   2.00      2.00    2.00
------------ -------- ------ ------ ------ -------- -------- -------
------------ -------- ------ ------ ------ -------- -------- -------
    40        1.83     2.01   2.16   2.26   2.31      2.33    2.34
------------ -------- ------ ------ ------ -------- -------- -------
------------ -------- ------ ------ ------ -------- -------- -------
    50        1.85     2.09   2.35   2.59   2.74      2.81    2.84
------------ -------- ------ ------ ------ -------- -------- -------
------------ -------- ------ ------ ------ -------- -------- -------
    60        1.87     2.13   2.47   2.89   3.28      3.52    3.63
------------ -------- ------ ------ ------ -------- -------- -------
------------ -------- ------ ------ ------ -------- -------- -------
    70        1.87     2.14   2.53   3.09   3.82      4.52    4.95
------------ -------- ------ ------ ------ -------- -------- -------
------------ -------- ------ ------ ------ -------- -------- -------
    80        1.87     2.15   2.55   3.18   4.18      5.59    6.95
------------ -------- ------ ------ ------ -------- -------- -------
------------ -------- ------ ------ ------ -------- -------- -------
    90        1.87     2.15   2.56   3.21   4.34      6.35    9.35
------------ -------- ------ ------ ------ -------- -------- -------


----------------------------------------------------------------------------
      Guaranteed Monthly GMIB Payment Per $1,000 of PB Value
----------------------------------------------------------------------------
----------------------------------------------------------------------------
                           Fixed Payouts
--------------------------------------------------------------------------------
----------------- -------------------------------- -----------------------------
Age of Annuitant             Option 1                          Option 5
  Nearest
 Birthday When
 First Payment
 is Made
----------------- -------------------------------- -----------------------------
----------------- -------------------------------- -----------------------------
                               Life                          Refund Life
----------------- -------------------------------- -----------------------------
----------------- ---------------- --------------- ---------------- ------------
                         M               F                M                F
-----------------
----------------- ---------------- --------------- ---------------- ------------
       30              2.01             1.87            1.94             1.84
----------------- ---------------- --------------- ---------------- ------------
----------------- ---------------- --------------- ---------------- ------------
       40              2.34             2.15            2.21             2.08
----------------- ---------------- --------------- ---------------- ------------
----------------- ---------------- --------------- ---------------- ------------
       50              2.85             2.57            2.59             2.42
----------------- ---------------- --------------- ---------------- ------------
----------------- ---------------- --------------- ---------------- ------------
       60              3.66             3.23            3.13             2.92
----------------- ---------------- --------------- ---------------- ------------
----------------- ---------------- --------------- ---------------- ------------
       70              5.15             4.40            3.94             3.67
----------------- ---------------- --------------- ---------------- ------------
----------------- ---------------- --------------- ---------------- ------------
       80              7.95             6.78            5.23             4.88
----------------- ---------------- --------------- ---------------- ------------
----------------- ---------------- --------------- ---------------- ------------
       90              13.66           12.06            7.56             7.11
----------------- ---------------- --------------- ---------------- ------------


--------------------------------------------------------------------------------
                           Option 4
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 Guaranteed Period of 5 Years
--------------------------------------------------------------------------------
-----------  -------  ------  --------  -------  ------  ------  -------
 Female Age    30       40       50       60       70      80      90
-----------  -------  ------  --------  -------  ------  ------  -------
-----------  -------  ------  --------  -------  ------  ------  -------
  Male Age
-----------
-----------  -------  ------  --------  -------  ------  ------  -------
     30       1.77     1.88     1.94      1.98    2.00    2.00    2.00
-----------  -------  ------  --------  -------  ------  ------  -------
-----------  -------  ------  --------  -------  ------  ------  -------
     40       1.83     2.01     2.16      2.26    2.31    2.33    2.34
-----------  -------  ------  --------  -------  ------  ------  -------
-----------  -------  ------  --------  -------  ------  ------  -------
     50       1.85     2.09     2.35      2.59    2.74    2.81    2.84
-----------  -------  ------  --------  -------  ------  ------  -------
-----------  -------  ------  --------  -------  ------  ------  -------
     60       1.87     2.13     2.47      2.89    3.27    3.52    3.62
-----------  -------  ------  --------  -------  ------  ------  -------
-----------  -------  ------  --------  -------  ------  ------  -------
     70       1.87     2.14     2.53      3.09    3.82    4.52    4.93
-----------  -------  ------  --------  -------  ------  ------  -------
-----------  -------  ------  --------  -------  ------  ------  -------
     80       1.87     2.15     2.55      3.18    4.17    5.58    6.88
-----------  -------  ------  --------  -------  ------  ------  -------
-----------  -------  ------  --------  -------  ------  ------  -------
     90       1.87     2.15     2.56      3.21    4.33    6.30    9.07
-----------  -------  ------  --------  -------  ------  ------  -------

--------------------------------------------------------------------------------
                           Option 4
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 Guaranteed Period of 10 Years
--------------------------------------------------------------------------------
-----------  --------  -------  -------  -------  ------  ------  ------
Female Age     30        40       50       60       70      80      90
-----------  --------  -------  -------  -------  ------  ------  ------
-----------  --------  -------  -------  -------  ------  ------  ------
 Male Age
-----------
-----------  --------  -------  -------  -------  ------  ------  ------
    30        1.77      1.88     1.94     1.98     2.00    2.00    2.00
-----------  --------  -------  -------  -------  ------  ------  ------
-----------  --------  -------  -------  -------  ------  ------  ------
    40        1.83      2.01     2.16     2.26     2.31    2.33    2.34
-----------  --------  -------  -------  -------  ------  ------  ------
-----------  --------  -------  -------  -------  ------  ------  ------
    50        1.85      2.09     2.35     2.59     2.74    2.81    2.83
-----------  --------  -------  -------  -------  ------  ------  ------
-----------  --------  -------  -------  -------  ------  ------  ------
    60        1.87      2.13     2.47     2.89     3.27    3.51    3.60
-----------  --------  -------  -------  -------  ------  ------  ------
-----------  --------  -------  -------  -------  ------  ------  ------
    70        1.87      2.14     2.53     3.09     3.81    4.48    4.83
-----------  --------  -------  -------  -------  ------  ------  ------
-----------  --------  -------  -------  -------  ------  ------  ------
    80        1.87      2.15     2.55     3.18     4.15    5.44    6.42
-----------  --------  -------  -------  -------  ------  ------  ------
-----------  --------  -------  -------  -------  ------  ------  ------
    90        1.87      2.15     2.56     3.20     4.28    5.99    7.72
-----------  --------  -------  -------  -------  ------  ------  ------



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



--------------------------------------------------------------------------------
                          Option 4
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                Guaranteed Period of 15 Years
--------------------------------------------------------------------------------
----------- -------- ------- ------- -------- ------- -------- ---------
Female Age     30      40      50      60       70       80       90
----------- -------- ------- ------- -------- ------- -------- ---------
----------- -------- ------- ------- -------- ------- -------- ---------
 Male Age
-----------
----------- -------- ------- ------- -------- ------- -------- ---------
    30        1.77    1.88    1.94    1.98     2.00     2.00     2.00
----------- -------- ------- ------- -------- ------- -------- ---------
----------- -------- ------- ------- -------- ------- -------- ---------
    40        1.83    2.01    2.16    2.26     2.31     2.33     2.33
----------- -------- ------- ------- -------- ------- -------- ---------
----------- -------- ------- ------- -------- ------- -------- ---------
    50        1.85    2.09    2.35    2.58     2.73     2.80     2.81
----------- -------- ------- ------- -------- ------- -------- ---------
----------- -------- ------- ------- -------- ------- -------- ---------
    60        1.87    2.13    2.47    2.89     3.26     3.48     3.54
----------- -------- ------- ------- -------- ------- -------- ---------
----------- -------- ------- ------- -------- ------- -------- ---------
    70        1.87    2.14    2.53    3.08     3.77     4.34     4.54
----------- -------- ------- ------- -------- ------- -------- ---------
----------- -------- ------- ------- -------- ------- -------- ---------
    80        1.87    2.15    2.55    3.16     4.06     5.04     5.50
----------- -------- ------- ------- -------- ------- -------- ---------
----------- -------- ------- ------- -------- ------- -------- ---------
    90        1.87    2.15    2.55    3.18     4.14     5.30     5.91
----------- -------- ------- ------- -------- ------- -------- ---------

--------------------------------------------------------------------------------
                          Option 4
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                Guaranteed Period of 20 Years
--------------------------------------------------------------------------------
----------- ------- ------- -------- -------- ------- -------- -------
Female Age    30       40      50       60       70      80      90
----------- ------- ------- -------- -------- ------- -------- -------
----------- ------- ------- -------- -------- ------- -------- -------
 Male Age
-----------
----------- ------- ------- -------- -------- ------- -------- -------
    30       1.77     1.88    1.94     1.98     1.99    2.00    2.00
----------- ------- ------- -------- -------- ------- -------- -------
----------- ------- ------- -------- -------- ------- -------- -------
    40       1.83     2.01    2.16     2.26     2.30    2.32    2.32
----------- ------- ------- -------- -------- ------- -------- -------
----------- ------- ------- -------- -------- ------- -------- -------
    50       1.85     2.09    2.35     2.58     2.72    2.77    2.78
----------- ------- ------- -------- -------- ------- -------- -------
----------- ------- ------- -------- -------- ------- -------- -------
    60       1.87     2.13    2.47     2.88     3.23    3.39    3.41
----------- ------- ------- -------- -------- ------- -------- -------
----------- ------- ------- -------- -------- ------- -------- -------
    70       1.87     2.14    2.52     3.06     3.66    4.04    4.11
----------- ------- ------- -------- -------- ------- -------- -------
----------- ------- ------- -------- -------- ------- -------- -------
    80       1.87     2.14    2.54     3.11     3.86    4.42    4.53
----------- ------- ------- -------- -------- ------- -------- -------
----------- ------- ------- -------- -------- ------- -------- -------
    90       1.87     2.14    2.54     3.12     3.88    4.47    4.59
----------- ------- ------- -------- -------- ------- -------- -------

Table of Period    If your PB Value is based on the MAV, you can select the
Certain Annuity    following Period Certain Annuity Option:
Option and GMIB
Payments

                   The following table shows the guaranteed amount of the GMIB Payment for each $1,000 of MAV applied under a fixed Annuity Option. Monthly GMIB Payments are paid for a specified period of time. The specified period certain is elected by the Owner and must be specified as a whole number of years from 10 to
                   30. If the last Annuitant dies before the end of the specified period certain, then we will continue to make GMIB Payments to the payee for the rest of the specified period certain. The Guaranteed Fixed GMIB Payment rates below are based on an interest rate of [1%] per year. Rates for other specified period certain not shown will be provided upon request.


--------------------------------------------------------------------------------

     GMIB Payments per $1,000 of PB Value - Period Certain Annuity Option
--------------------------------------------------------------------------------
------------------- -------- ------- ------- -------- ------ --------
Specified Period        5       10      15      20      25      30
Certain (in years)
------------------- -------- ------- ------- -------- ------ --------
------------------- -------- ------- ------- -------- ------ --------
Guaranteed Monthly   [17.08]  [8.75]  [5.98]  [4.59]  [3.76]  [3.21]
GMIB Payment
------------------- -------- ------- ------- -------- ------ --------



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--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

Conditions for     You can terminate this rider before you exercise the GMIB or
Termination        GPWB by completing the appropriateform. The rider will
of this Rider      terminate on the Contract Anniversary that occurs immediately after the form is received in good order at our Service
                   Center.

                   Otherwise this rider will terminate upon the earliest of the following:
                   (a) The termination of the Base Contract.
                   (b) The termination of both the GMIB and GPWB.

Rider Charge       The charge for this rider is included in the Mortality and
                   Expense Risk Charge shown on the Contract Schedule, or
                   Contract Schedule Addendum, if applicable.

--------------------------------------------------------------------------------
                            CROSS REFERENCE OF TERMS
--------------------------------------------------------------------------------

Terms Used         The term "Business Day" is used to also mean "Valuation
Interchangeably    Date", where applicable. The term "withdrawal charges" is
Between Base       used to also mean "Contingent Deferred Sales Charges", where
Contract           applicable. The term "withdrawal" is used to also mean
and Rider          "surrender", where applicable.


--------------------------------------------------------------------------------
                                    GLOSSARY
--------------------------------------------------------------------------------

Definitions        Definitions specific to this rider that are not in the Base
                   Contract follow.

Base Contract      The contract to which this rider is attached.

Excess Withdrawals If you  exercise  the GPWB,  this is an additional withdrawal you take while we are making  GPWB Payments.

Full               This occurs once you apply the entire Contract Value to
Annuitization      Annuity Payments. Once you take a Full Annuitization, you
                   cannot take any additional Partial Annuitizations. If you take a Full Annuitization, the Accumulation Phase of the contract will end.

                   Once you take a Full Annuitization you can no longer make additional Purchase Payments.

GMIB Payments      Annuity Payments we make based on the PB Value.

GPWB Payments      Withdrawal payments we make based on the PB
                   Value.

GPWB Maximum       The upper limit of annual GPWB Payments available to you
                   under the GPWB.

Investment         The Investment Options available under the Variable Account.
Options            The Investment  Options are shown on the Contract Schedule.

Owner "You," "your" and "yours". The person or entity (or persons or entities if there are Joint Owners) named in the contract who may exercise all rights granted by the contract.


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



--------------------------------------------------------------------------------
                          GLOSSARY (continued)
--------------------------------------------------------------------------------

Partial            This occurs when you apply only part of the Contract Value to
Annuitization      Traditional Annuity Payments, or part of the PB Value to GMIB
                   Payments. If you take a Partial Annuitization, the Accumulation Phase and Annuity Phase of the contract may occur at the same time. [You can take one Partial
                   Annuitization every 12 months. The maximum number of annuitizations we allow at any one time is five. If you take a Partial Annuitization, there can be only one Owner, he/she must be the Annuitant, and we will not allow the Owner to designate a joint Annuitant. Partial Annuitizations are not available to Joint Owners.]

                   Once you take a Partial Annuitization you can no longer make additional Purchase Payments to any portion of the Contract that is in the Annuity Phase.

PB Value           The PRIME Plus Benefit value.

Reset Anniversary  The Contract  Anniversary  before the day that your AIA reset request is received in good order at our Service Date.

Rider Effective    The date on which this rider becomes effective.
Date

Traditional        Annuity Payments we make based on the Adjusted Contract
Annuity Payment    Value.


Waiting Period     The number of years  before you can  exercise a GMIB or GPWB;
                   shown on the  Contract  Schedule  or Contract Schedule
                   Addendum, if applicable.


In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

                  [/s/ Wayne A Robinson]     [/s/ Mark Zesbaugh]
                     Wayne A Robinson           Mark Zesbaugh
                       Secretary                 President





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